 Exhibit 5.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We have issued our report dated March 29, 2016, with respect to the consolidated financial statements of Neovasc Inc. contained in this Registration Statement on Form F-10.  We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the preliminary prospectus forming part of the Registration Statement.

/s/ GRANT THORNTON LLP

Chartered Accountants

Vancouver, Canada
May 12, 2016